Exhibit 99.1

Recent Events

Bridgewater, NJ – August 30, 2011 - NovaDel Pharma Inc. (OTCBB: NVDL), a specialty pharmaceutical company that develops oral spray formulations of marketed pharmaceutical products, as previously reported, recently initiated its clinical development program for Duromist®, its oral spray formulation of sildenafil citrate, for use in erectile dysfunction (ED).

The recent decision in the court to uphold Pfizer’s use patent for ED to 2019 may limit NovaDel’s ability to market its oral spray formulation for ED in the US. The recent court action does not limit its ability to market its formulation outside the US after similar sildenafil patents expire in 2013.

Sildenafil citrate has two distinct clinical uses. In the decision to move forward with the ED application of the compound, NovaDel considered its alternative use for chronic use in Pulmonary Arterial Hypertension (PAH). With the recent US court decision, NovaDel is actively examining the opportunity to bring its oral spray formulation to this clinical application.

Given the clinical work performed to date, NovaDel believes it can add PAH to its program in a manner that, if funded, can bring a clinical advantage to patients suffering from this very debilitating disorder.

It should also be noted that in addition to seeking funding to pursue its company objectives, NovaDel is also examining a variety of strategic alternatives that would allow the company to continue to develop its product portfolio.

About NovaDel Pharma

NovaDel Pharma Inc. is a specialty pharmaceutical company that develops oral spray formulations of marketed pharmaceutical products.  The Company’s patented oral spray drug delivery technology seeks to improve the efficacy, safety, patient compliance, and patient convenience for a broad range of prescription pharmaceuticals.  NovaDel has two marketed products that have been approved by the FDA:  NitroMist® for the treatment of angina, and Zolpimist® for the treatment of insomnia.  NovaDel’s leading product candidate, Duromist®, is being developed for the treatment of erectile dysfunction.  The Company also has product candidates that target nausea, migraine headache and disorders of the central nervous system.  NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (OTCBB: NVDL), visit our website at www.novadel.com.

Forward-looking Statements:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability of third parties to successfully commercialize the Company’s products, the successful completion of its clinical trials, including pilot pharmacokinetic feasibility studies, the successful completion of its preclinical studies, the ability to develop products (independently and through collaborative arrangements), the Company’s ability to obtain additional required financing to fund its development programs and operations, the ability to commercialize and obtain FDA and other regulatory approvals for products under development, and the acceptance in the marketplace for oral spray products. The Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control.

In addition, our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any of our products could materially impact the Company's actual results. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report on Form 10-K for the period ended December 31, 2010 filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.  We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts:

Steven B. Ratoff
(908) 203-4640
Chairman, Chief Executive Officer and Interim Chief Financial Officer
NovaDel Pharma Inc.
sratoff@novadel.com